Exhibit 10.12
FIRST AMENDMENT TO INTEREST PURCHASE AND SALE AGREEMENT
     THIS FIRST AMENDMENT TO INTEREST PURCHASE AND SALE AGREEMENT (“Amendment”) is entered into as of this 27th day of May, 2010, by and among WSL Holdings IV, L.L.C., a Delaware limited liability company, Walton Acquisition Holdings IV, L.P., a Delaware limited partnership, SL Jupiter Holdings, L.L.C., a Delaware limited liability company, Mangrove Bay Investors, L.L.C., a Delaware limited liability company, Senior Lifestyle Contribution Company, L.L.C., a Delaware limited liability company, Senior Lifestyle CI—II, L.L.C., a Delaware limited liability company (collectively, “Sellers”), and Legacy Healthcare Properties Trust, Inc., a Maryland corporation (“Purchaser”), and joined in by Walton Street Real Estate Fund IV, L.P., a Delaware limited partnership (“Walton Guarantor”), and Senior Lifestyle Corporation, an Illinois corporation (“SLC Guarantor”), as Guarantors, as joined in by Legacy Healthcare Advisors, LLC, a Florida limited liability company (“Advisors”), as an Indemnifying Party, as further joined in by Senior Lifestyle Management, L.L.C., a Delaware limited liability company (as “SLM Guarantor”).
WITNESSETH:
     WHEREAS, Sellers and Purchaser entered into that certain Interest Purchase and Sale Agreement dated as of April 27, 2010 concerning the sale and purchase of ownership interests in various entities owned by Sellers, which agreement was joined into by Walton Guarantor and SLC Guarantor, as Guarantors, and joined into by Advisors, as an Indemnifying Party (such agreement as amended through the date hereof is hereinafter referred to as the “Agreement”); and
     WHEREAS, the parties desire to amend the Agreement in accordance with the terms of this Amendment; and
     WHEREAS, SLC Guarantor desires to assign, and SLM Guarantor desires to assume, all of the duties, responsibilities, liabilities and obligations of SLC Guarantor arising under Section 10.5(d) of the Agreement upon such terms as more specifically set forth herein; and
     WHEREAS, all capitalized terms utilized herein and not otherwise defined herein will have the same meaning as those terms have been given in the Agreement.
OPERATIVE PROVISIONS
     NOW, THEREFORE, in consideration of the foregoing recitations, the mutual promises of the parties set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to amend the Agreement in accordance with the following terms and conditions:
     1. Recitals. The above recitals are true and correct and are incorporated herein by this reference.

     2. Definitions.
     (a) The definition of “Adverse Consequences” set forth in the Agreement is hereby deleted in its entirety and replaced with the following:
“Adverse Consequences” shall mean all liabilities, demands, claims, actions, causes of action, costs, expenses, damages (including incidental and special damages, but excluding consequential and punitive damages and lost profits; provided that the exclusion for consequential and punitive damages and lost profits shall not apply to the extent of any payments which any party hereto is required to make to a third party which are in the nature of consequential or punitive damages or lost profits), Taxes, losses, penalties, fines, judgments or amounts paid in settlement, including reasonable attorneys’ and accountants’ fees, including, without limitation, all Adverse Consequences incurred by any of the Acquired Companies. The term Adverse Consequences expressly includes any consequences arising from Purchaser’s sending, or failure to send, any filings relating to Transfer Taxes due, or otherwise, in connection with the transactions contemplated by this Agreement, including any interest, penalties or reassessment of the value of the Florida Property for purposes of ad valorem taxes, and Purchaser’s failure to pay any Transfer Taxes due in connection with the transactions contemplated by this Agreement.
     (b) The definition of “Escrow Agreement” is hereby added to the Agreement as follows:
“Escrow Agreement” shall mean that certain Escrow Agreement to be entered into by Manager, Tenants, Florida Tenant, Purchaser and Purchaser’s counsel in accordance with the terms set forth in Section 8.2 of the Agreement.
     (c) The definition of “Lease Pooling Agreement” is hereby added to the Agreement as follows:
     “Lease Pooling Agreement” shall mean that certain Lease Pooling Agreement to be entered into by the WSL Companies (excluding WSL Baywinde Investors IV, L.L.C.), the Florida Property Owner, Tenants and the Florida Tenant in accordance with the terms set forth in Section 8.2 of the Agreement.
     (d) The definition of “Licensing Condition” set forth in the Agreement is hereby deleted in its entirety and replaced with the following:
“Licensing Condition” shall mean that (i) the Property Owner that owns the Virginia Property holds the Permit required of it by the Virginia Bureau of Insurance as of the Closing Date, and Sellers shall have prepared and submitted an amendment to the pending Disclosure Statement currently being processed by the Virginia Bureau of Insurance disclosing the change of control of the Virginia

Property Owner contemplated as part of the WSL Transaction, (ii) each Property Owner shall as of the Closing Date hold all Permits necessary for the operation of their respective businesses in accordance with applicable Law, taking into account Purchaser’s acquisition of the Acquired Companies and the entry into the Florida Lease, each as contemplated as part of the WSL Transaction and the Florida Transaction, excepting any Permits which the failure to hold would not reasonably be expected to result in a Material Adverse Change, and (iii) (A) all SL Tenants, (B) either the Sage Subtenant or SL Sage Harbor, L.L.C., and (C) either the Walden Subtenant or SL Walden, L.L.C., shall, when taken together, as of the Closing Date hold all Permits necessary for the operation of their respective businesses as currently operated on the applicable Properties in accordance with applicable Law, taking into account Purchaser’s acquisition of the Acquired Companies and the entry into the Florida Lease, each as contemplated as part of the WSL Transaction and the Florida Transaction, excepting any Permits which the failure to hold would not reasonably be expected to result in a Material Adverse Change. Notwithstanding the foregoing, until the first to occur of the Closing or termination of this Agreement, Sellers agree to use commercially reasonable efforts to continue to process with the New York State Department of Health the replacement licenses for the New York Properties known as Sage Harbor and Walden Place.
     (e) The definition of “Management Pooling Agreement” is hereby added to the Agreement as follows:
          “Management Pooling Agreement” shall mean that certain Management Pooling Agreement to be entered into by Manager, Tenants and the Florida Tenant in accordance with the terms set forth in Section 8.2 of the Agreement.
     (f) The definition of “Minimum” is hereby added to the Agreement as follows:
          “Minimum” shall mean, as applicable, the WSL Minimum and Florida Minimum.
     (g) The definition of “Sage Subtenant” is hereby added to the Agreement as follows:
“Sage Subtenant” shall mean Sage Harbor, LLC, a New York limited liability company and the current holder of the Permit required by the New York Department of Health for operation of the New York Property known as Sage Harbor.
     (h) The definition of “SL Tenants” is hereby added to the Agreement as follows:
“SL Tenants” shall mean all Tenants (excluding SL Sage Harbor, LLC and SL Walden, LLC) and the Florida Tenant.

     (i) The definition of “Walden Subtenant” is hereby added to the Agreement as follows:
“Walden Subtenant” shall mean Cortland Associates, LLC, a New York limited liability company and the current holder of the Permit required by the New York Department of Health for operation of the New York Property known as Walden Place.
     3. Outside Closing Date. Section 3.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
The purchase and sale of the Interests and other transactions contemplated hereby (the “Closing”) shall be consummated on September 1, 2010 (the “Closing Date” or “Outside Closing Date”). The Closing shall be held in escrow with the Title Company at the offices of Broad and Cassel, 390 North Orange Avenue, Suite 1400, Orlando, Florida 32801, or at such other location as Sellers’ Representative and Purchaser may agree.
     4. Limited Due Diligence Period Extension. Notwithstanding anything contained in the Agreement to the contrary, the Due Diligence Period is hereby extended (i) to June 1, 2010 at 5:00 p.m. EST solely as to Purchaser’s satisfactory review of any matters contained in the Planning and Zoning Reports to be received by Purchaser with respect to the Properties, and (ii) to June 2, 2010 at 5:00 p.m. EST solely as to Purchaser’s satisfactory review of the pending litigation at the Florida Property re: the Estate of Edward Peters, Sr. The parties hereby acknowledge and agree that, except as otherwise set forth in the preceding sentence, the Due Diligence Period has expired of even date herewith as to all other matters of due diligence.
          In the event Purchaser is not satisfied with its inspection under subparagraph (i) above, Purchaser shall have the right, in its sole and absolute discretion, to terminate this Agreement by written notice to Sellers’ Representative delivered on or prior to June 1, 2010 at 5:00 p.m. EST whereupon Purchaser shall receive an immediate return of the Deposit. In the event Purchaser is not satisfied with its inspection under subparagraph (ii) above, Purchaser shall have the right, in its sole and absolute discretion, to terminate this Agreement by written notice to Sellers’ Representative delivered on or prior to June 2, 2010 at 5:00 p.m. EST whereupon Purchaser shall receive an immediate return of the Deposit. The failure of Purchaser to send a notice of termination prior to the expiration of the dates set forth above shall constitute Purchaser’s desire to proceed to Closing.
     5. Escrow Agreement, New Leases and New Management Agreements.
          (a) Section 5.8 of the Agreement is hereby deleted in its entirety and replaced with the following:
Prior to the Outside Agreement Date (as defined in Section 8.2), the Tenants, the Florida Tenant, the Manager and Purchaser shall have agreed to the form of the New Leases, the New Management Agreements, the Florida Lease, the Florida Management Agreement, the Lease Pooling Agreement, the Management Pooling

Agreement and the Escrow Agreement. Notwithstanding anything contained herein to the contrary, the Tenants, the Florida Tenant, the Manager and Purchaser shall have no obligation to agree to the form of the New Leases, the New Management Agreements, the Florida Lease, the Florida Management Agreement, the Lease Pooling Agreement, the Management Pooling Agreement or the Escrow Agreement. The Tenants’, the Florida Tenant’s and Manager’s agreement to such forms, if at all, shall be evidenced by the Tenants, the Florida Tenant and Manager executing same and delivering the documents to Purchaser’s counsel no later than the Outside Escrow Date.
          (b) The first subpart (i) of Section 8.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
(i) to agree upon the final form of the New Leases, the Florida Lease, New Management Agreements, the Florida Management Agreement, the Lease Pooling Agreement, the Management Pooling Agreement and Escrow Agreement no later than June 2, 2010 at 5:00 p.m. EST (the “Outside Agreement Date”), all in the forms agreed to, as applicable, by Tenants, Florida Tenant, Manager and Purchaser, provided further that the New Leases, the Florida Lease, New Management Agreements, the Florida Management Agreement, the Lease Pooling Agreement and the Management Pooling Agreement shall be dated and released only in connection with the Closing, so that the only condition to the validity and binding effect thereof shall be the execution and delivery of duly executed counterparts by Purchaser or its Representatives on behalf of the Acquired Companies, as applicable, at the Closing, and such agreements shall not be deemed effective until Closing; provided further, that such documents shall each be executed in four (4) original counterparts by Tenants, Florida Tenant and Manager and delivered into escrow with Purchaser’s counsel no later than June 3, 2010 at 5:00 p.m. EST (the “Outside Escrow Date”) and otherwise held in accordance with the terms and provisions of the Escrow Agreement.
The parties hereby agree that any failure of Tenants, Florida Tenant, Manager and Purchaser to agree upon the final form of the New Leases, the Florida Lease, New Management Agreements, the Florida Management Agreement, the Lease Pooling Agreement, the Management Pooling Agreement and the Escrow Agreement by the Outside Agreement Date or any failure of such parties to deliver such documents into escrow with Purchaser’s counsel by the Outside Escrow Date, together with the executed Escrow Agreement, as required in Section 8.2, provided that such parties have exercised commercially reasonable efforts to diligently and in good faith cooperate to agree upon the final form of such documents, shall entitle either Sellers or Purchaser to terminate this Agreement upon written notice to the other party no later than June 3, 2010 at 5:00 EST whereupon the Initial Deposit shall be immediately refunded to Purchaser and each party shall be relieved of any further obligations hereunder except for those which expressly survive any termination hereof.

          (c) Section 10.1(d) of the Agreement is hereby deleted in its entirety and replaced with the following:
(d) By Sellers if the Tenants, the Florida Tenant, the Manager and Purchaser shall not have agreed to the form of the New Leases, the New Management Agreements, the Florida Lease, the Florida Management Agreement, the Lease Pooling Agreement, the Management Pooling Agreement and the Escrow Agreement prior to the expiration of the Outside Agreement Date; and
          (d) Section 10.3(a)(1) of the Agreement is hereby deleted in its entirety and replaced with the following:
(1) the Title Company shall promptly return to Purchaser any portion of the Deposit then held by the Title Company, and if such condition or failure is a result of the intentional and willful bad faith acts of Sellers or any of their respective Affiliates or Representatives, which, for purposes of this subsection (1) and subsection (3) hereof, shall be deemed to include any failure of any of the following to be released from escrow in accordance with the provisions of Section 8.2(i) due to the acts of Sellers, Tenants, Florida Tenant, Manager or any of their respective Affiliates or Representatives: any of the New Leases, the Florida Lease, the New Management Agreements, the Florida Management Agreement, the Lease Pooling Agreement or the Management Pooling Agreement all in the forms agreed to by Tenants, Florida Tenant, Manager and Purchaser prior to the Outside Agreement Date (subject only to modifications requested by Lender or any applicable State healthcare agency and agreed to by Tenants, Florida Tenant, Manager and Purchaser, as applicable), Sellers shall return the First Extension Payment and the Second Extension Payment to Purchaser, if applicable.
          (e) Section 10.3(c) of the Agreement is hereby deleted in its entirety and replaced with the following:
(c) to compel specific performance of this Agreement, or if the remedy of specific performance is unavailable to Purchaser as a result of Sellers’ intentional transfer of the Properties (excluding the transfer of a portion of the Properties due to a condemnation, or the transfer of immaterial amounts of personal property in the Ordinary Course) or the Interests to a Person other than Purchaser, other than as a result of a foreclosure, deed-in-lieu thereof, or similar lender remedy, or as a result of any failure of any of the following to be released from escrow in accordance with the provisions of Section 8.2(i) due to the acts of Sellers, Tenants, Florida Tenant, Manager or any of their respective Affiliates or Representatives: any of the New Leases, the Florida Lease, the New Management Agreements, the Florida Management Agreement, the Lease Pooling Agreement or the Management Pooling Agreement, all in the forms agreed to by Tenants, the Florida Tenant, Manager and Purchaser, as applicable, prior to the Outside Agreement Date (subject only to modifications requested by Lender or any applicable State healthcare agency and agreed to by Tenants, Florida Tenant, Manager and Purchaser, as applicable), Sellers shall pay to Purchaser the sum of

Five Million Dollars ($5,000,000.00), plus an amount equal to the Deposit, to the extent not otherwise returned to Purchaser.
     6. Revision to Subsection 10.5(b)(iii). Subsection 10.5(b)(iii) and all language appearing thereafter in such Section 10.5(b) currently set forth in the Agreement is hereby deleted in its entirety and replaced with the following:
(iii) in no event shall Sellers be liable for any consequential or punitive damages; provided, however, that the exclusion for consequential or punitive damages shall not apply to the extent of any payment which any party hereto is required to make to a third party which are in the nature of consequential or punitive damages; provided, further, that the WSL Minimum and the Florida Minimum shall not apply with respect to any Adverse Consequences resulting from or relating to any breach of the Special Representations or arising under Section 11.2(a)(iii), and none of such Adverse Consequences shall count towards satisfaction of the Maximum Liability Amount nor shall they be limited by the Maximum Liability Amount.
     7. Revision to Subsection 10.5(d). The first sentence of Subsection 10.5(d) of the Agreement is hereby deleted in its entirety and replaced with the following:
As a material inducement for Purchaser to enter into this Agreement and provided that the Closing of the transactions hereunder shall have occurred, Walton Street Real Estate Fund IV, L.P., a Delaware limited partnership (“Walton Guarantor”), and Senior Lifestyle Corporation, an Illinois corporation (“SLC Guarantor,” and together with Walton Guarantor, “Guarantors”), each of whom hereby confirms that it has a material, economic interest in Sellers, agree to and do hereby absolutely and unconditionally guaranty such obligations of Sellers under this Agreement, which expressly survive the Closing of the transactions hereunder, subject only to the limitations on the obligations of Sellers set forth in this Agreement.
     8. Schedule 8.8. The parties agree that the following capital improvement is deemed to be added to Schedule 8.8 and shall be included in the “Required Capital Improvements” subject to and otherwise in accordance with Section 8.8 of the Agreement, provided, however, that in no event shall Purchaser be entitled to a decrease in the Purchase Price with respect to such capital improvement item if the work has not been completed by Closing, provided further that Sellers agree that all costs incurred for such capital improvement shall be paid for by Sellers immediately upon written demand from Purchaser, together with copies of all invoices therefor, which obligation shall expressly survive Closing:

Property	Project Description
Walden Place	Corrections required to patio adjoining the Dementia Area to address deficiencies noted in the regulatory survey dated 1/27/2010 which corrections shall be approved by the New York State Department of Health

     9. Guaranty of Sellers’ Obligations. SLC Guarantor hereby assigns, and SLM Guarantor hereby assumes, all of the duties, responsibilities, liabilities and obligations of SLC Guarantor arising under Section 10.5(d) of the Agreement (the “Guaranty Obligations”). Purchaser hereby consents to the assignment of the Guaranty Obligations by SLC Guarantor to SLM Guarantor and forever releases and discharges SLC Guarantor from any duties, responsibilities, liabilities and obligation arising under Section 10.5(d) of the Agreement. From and after the date of this Amendment anywhere the term “SLC Guarantor” is used, it shall be deemed to mean SLM Guarantor. By execution of this Amendment, SLM Guarantor agrees to be bound by all terms and provisions set forth in the Agreement for which SLC Guarantor is bound by therein as if SLM Guarantor had been the original contracting party in its place and stead.
     10. Required Consents.
          (a) In the event that the Licensing Condition with respect to the New York Property known as Sage Harbor is to be satisfied by keeping the Sage Subtenant as a subtenant, as a further condition to Purchaser’s obligation to close as set forth in Section 4 of the Agreement, Sellers shall have obtained an estoppel certificate, or other agreement reasonably acceptable to Purchaser, in favor of Purchaser effective as of a date no more than ten (10) days prior to the Closing Date from the Sage Subtenant in accordance with Paragraph 2 of that certain Sublease dated as of October 31, 2005, as amended, by and between SL Sage Harbor, L.L.C., as master tenant, and Sage Subtenant, as subtenant, (i) consenting to the assignment of the controlling interest in WSL Sage Harbor Investors IV, L.L.C., a Delaware limited liability company; provided that such consent shall not impose any additional duties, responsibilities, obligations or liabilities beyond those set forth in the Sublease, (ii) certifying that all sums due and payable thereunder have been paid in full, and (iii) certifying that, to Sage Subtenant’s knowledge, no event of default has occurred or with the passage of time may be deemed to have occurred thereunder.
          (b) In the event that the Licensing Condition with respect to the New York Property known as Walden Place is to be satisfied by keeping the Walden Subtenant as a subtenant, as a further condition to Purchaser’s obligation to close as set forth in Section 4 of the Agreement, Sellers shall have obtained an estoppel certificate, or other agreement reasonably acceptable to Purchaser, in favor of Purchaser effective as of a date no more than ten (10) days prior to the Closing Date from the Walden Subtenant in accordance with Paragraph 2 of that certain Sublease dated as of October 31, 2005, as amended, by and between SL Walden, L.L.C., as master tenant, and Walden Subtenant, as subtenant, (i) consenting to the assignment of the controlling interest in WSL Walden Investors IV, L.L.C., a Delaware limited liability company; provided that such consent shall not impose any additional duties, responsibilities, obligations or liabilities beyond those set forth in the Sublease, (ii) certifying that all sums due and payable thereunder have been paid in full, and (iii) certifying that, to Walden Subtenant’s knowledge, no event of default has occurred or with the passage of time may be deemed to have occurred thereunder.
     11. 2009 Tax Returns. Sellers hereby agree to deliver to Purchaser the 2009 state and federal tax returns for the WSL Companies no later than seven (7) business days after filing the same with the applicable government authority. The provisions of this section shall expressly survive Closing hereunder.
     12. New Subsections 6.1(g)(iv). Section 6.1(g)(iv) of the Agreement is hereby deleted in its entirety and replace with the following:
Except for the rights of Tenants under Existing Leases, rights of Sage Subtenant and Walden Subtenant under their respective existing subleases for the New York Properties, and rights of Occupants under unrecorded Occupancy Agreements that do not contain rights to purchase any portion of the applicable Real Property, none of the Property Owners have consented to any lease, license or occupancy agreement with respect to the Real Property.
     13. Incorporation of Terms. Each and all of the provisions of this Amendment are hereby incorporated into the Agreement, so that each and all of such provisions shall constitute a part of the Agreement. In the event of any conflict or inconsistency between the provisions of this Amendment, on the one hand, and the provisions of the Agreement, on the other hand, the provisions of this Amendment shall be controlling.
     14. Ratification. Except as specifically modified herein, each and all of the terms and conditions of the Agreement shall remain in full force and effect, unmodified in any way, and the parties hereby ratify and reaffirm each and all of the terms and provisions of the Agreement, as modified hereby.
     15. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Illinois.
     16. Counterparts. This Amendment may be executed in two or more counterparts, and may be transmitted upon execution by facsimile or other electronic transmission, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
(SIGNATURES ON FOLLOWING PAGES)

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.
SELLERS:
WSL HOLDINGS IV, L.L.C.,
a Delaware limited liability company

By:	Walton SL Investors IV, L.L.C., a Delaware limited liability company, its Member

By:	Walton Acquisition REOC Holdings IV, L.L.C., a Delaware limited liability company, its Sole Member

By:	Walton Street Real Estate Fund IV, L.P., a Delaware limited partnership, its Managing Member

By:	Walton Street Managers IV, L.P., a Delaware limited partnership, its General Partner

By:	WSC Managers IV, Inc., a Delaware corporation, its General Partner

By:	/s/ Howard J. Brody
	Name:	Howard J. Brody
	Title:	Vice President

(SIGNATURES CONTINUED ON FOLLOWING PAGES)

WALTON ACQUISITION HOLDINGS IV, LP,
a Delaware limited partnership

By:	Walton Street Real Estate Fund IV, L.P., a Delaware limited partnership, its General Partner

By:	Walton Street Managers IV, L.P., a Delaware limited partnership, its General Partner

By:	WSC Managers IV, Inc., a Delaware corporation, its General Partner

By:	/s Howard J. Brody
	Name:	Howard J. Brody
	Title:	Vice President
SL JUPITER HOLDINGS, L.L.C.,
a Delaware limited liability company

By:	/s/ Stephen J. Levy
	Name:	Stephen J. Levy
	Title:	Manager
MANGROVE BAY INVESTORS, L.L.C.,
a Delaware limited liability company

By:	/s/ William B. Kaplan
	Name:	William B. Kaplan
	Title:	Manager
SENIOR LIFESTYLE CONTRIBUTION COMPANY, L.L.C.,
a Delaware limited liability company

By:	/s/ William B. Kaplan
	Name:	William B. Kaplan
	Title:	Manager
(SIGNATURES CONTINUED ON FOLLOWING PAGES.)

SENIOR LIFESTYLE CI-II, L.L.C.,
a Delaware limited liability company

By:	/s/ Stephen J. Levy
	Name:	Stephen J. Levy
	Title:	Manager
PURCHASER:
LEGACY HEALTHCARE PROPERTIES
TRUST, INC.,
a Maryland corporation

By:	/s/ Phillip M. Anderson
	Name:	Phillip M. Anderson
	Title:	President
JOINED IN SOLELY AS A GUARANTOR:
WALTON STREET REAL ESTATE FUND IV, L.P.,
a Delaware limited partnership

By:	Walton Street Managers IV, L.P., a Delaware limited partnership, its General Partner

By:	WSC Managers IV, Inc., a Delaware corporation, its General Partner

By:	/s/ Howard J. Brody
	Name:	Howard J. Brody
	Title:	Vice President
(SIGNATURES CONTINUED ON FOLLOWING PAGES.)

JOINED IN SOLELY AS A GUARANTOR AND ASSIGNOR/ASSIGNEE OF THIS AGREEMENT PURSUANT TO SECTION 9 OF THIS AGREEMENT:
GUARANTOR/ASSIGNOR:
SENIOR LIFESTYLE CORPORATION,
an Illinois corporation

By:	/s / Stephen J. Levy
	Name:	Stephen J. Levy
	Title:	Senior Vice President
GUARANTOR/ASSIGNEE:
SENIOR LIFESTYLE MANAGEMENT, L.L.C.
a Delaware limited liability company

By:	/s/ Stephen J. Levy
	Name:	Stephen J. Levy
	Title:	Manager
JOINED IN SOLELY AS AN INDEMNIFYING PARTY:
LEGACY HEALTHCARE ADVISORS, LLC,
a Florida limited liability company

By:	/s/ Phillip M. Anderson
	Name:	Phillip M. Anderson
	Title:	President